UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D. C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

October 26, 2012

Date of Report (Date of Earliest Event Reported)

ON Semiconductor Corporation

(Exact Name of Registrant as Specified in Charter)

Delaware	000-30419	36-3840979
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5005 E. McDowell Road Phoenix, Arizona	85008
(Address of Principal Executive Offices)	(Zip Code)

(602) 244-6600

(Registrant’s Telephone Number, Including Area Code)

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) and (e)

As previously disclosed, Donald Colvin, the former Executive Vice President and Chief Financial Officer of ON Semiconductor Corporation (the “Company”) and Semiconductor Components Industries, LLC, the Company’s wholly-owned, primary operating subsidiary (“SCI LLC”), mutually agreed with the Company to Mr. Colvin’s resignation as an officer of the Company and SCI LLC. Also as previously disclosed, effective September 26, 2012, Mr. Colvin resigned from the positions described above, but agreed to remain with SCI LLC during a transition period. On October 26, 2012 (“Employment End Date”), the transition period ended and Mr. Colvin’s employment with SCI LLC ceased. Also on that date, Mr. Colvin entered into a Separation Agreement and General Release of All Claims (the “Agreement”) with SCI LLC.

Pursuant to the Agreement, Mr. Colvin’s termination of employment with SCI LLC was treated as a termination without cause under Section 5(a) of his Employment Agreement, which agreement is further described in the Company’s proxy statement filed with the Securities and Exchange Commission (“SEC”) on April 5, 2012 (“Proxy Statement”). Consistent with Mr. Colvin’s Employment Agreement, SCI LLC agreed to pay Mr. Colvin (i) accrued but unused vacation, (ii) base salary through the Employment End Date and (iii) continuation of base salary for twelve months following that date. Mr. Colvin’s base salary as of the Employment End Date was $466,036. Mr. Colvin would also have been entitled to a pro rata portion of the bonus, if any, that would have been earned for the performance cycle in which his employment terminated. However, as previously announced, the Compensation Committee of the Board of Directors of the Company cancelled the annual cash incentive program for 2012 as part of a number of cost cutting measures. For additional information regarding the cancellation of the annual cash incentive program, see the Company’s Current Report on Form 8-K filed with the SEC on August 22, 2012.

The Agreement also provides that all unvested equity awards (e.g., stock options and restricted stock units) previously granted to Mr. Colvin continued to vest in accordance with their terms through the Employment End Date, at which time, all unvested equity awards immediately terminated and ceased to be outstanding. All vested equity awards as of such date will be governed by the terms and conditions of the stock plans, if any, under which they were granted and the agreements evidencing such equity awards. The Proxy Statement contains information concerning certain of Mr. Colvin’s equity awards.

The Agreement also requires the Company to continue Mr. Colvin’s health plan premiums for up to one year following the Employment End Date. Mr. Colvin is also entitled to receive up to six months of outplacement assistance in an amount not to exceed $5,000.

All payments made to Mr. Colvin are to be in accordance with Section 409A of the Internal Revenue Code of 1986, as amended.

As a condition to receiving all of the aforementioned payments, under the Agreement, Mr. Colvin agreed to a general release and waiver, waiving all claims he may have against the Company and its subsidiaries, and agreed to comply with specified non-solicitation, confidentiality, non-compete, non-disclosure and non-disparagement covenants.

A copy of the Agreement is attached hereto as Exhibit 10.1 and is incorporated herein by reference. The above description is qualified in its entirety by reference to the filed Agreement.

Item 9.01.	Financial Statements and Exhibits.

(a)	Financial Statements of Businesses Acquired

Not applicable.

(b)	Pro Forma Financial Information

Not applicable.

(c)	Shell Company Transactions

Not applicable.

(d)	Exhibits

Exhibit No.	Description

10.1	Separation Agreement and General Release of All Claims between Semiconductor Components Industries, LLC and Donald Colvin dated as of October 26, 2012

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ON SEMICONDUCTOR CORPORATION (Registrant)

Date: October 31, 2012	By:	/s/ Keith Jackson
Name: Keith Jackson
Title: Chief Executive Officer and President

EXHIBIT INDEX

Exhibit No.	Description

10.1	Separation Agreement and General Release of All Claims between Semiconductor Components Industries, LLC and Donald Colvin dated as of October 26, 2012

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